UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 25, 2008

Erie Indemnity Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Erie Insurance Place, Erie, Pennsylvania		16530
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(814)870-2785

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

Termination of Employment Agreement of Executive Vice President-Human Development and Leadership

The Amended and Restated Employment Agreement dated as of December 12, 2005, and the Amendment and Payment Designation Agreement dated as of December 31, 2007, between Erie Indemnity Company (the "Company") and Michael J. Krahe (both agreements referred to as the "Krahe Employment Agreement") were terminated by the Separation Agreement dated June 25, 2008, described in Item 5.02(e) below.

Termination of Employment Agreement of Executive Vice President and Chief Financial Officer

The Amended and Restated Employment Agreement dated as of December 12, 2005 and the Amendment and Payment Designation Agreement dated as of December 31, 2007, between the Company and Philip A. Garcia (both agreements referred to as the "Garcia Employment Agreement") were terminated by the Executive Retention Agreement dated June 25, 2008, described in Item 5.02(e) below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Michael J. Krahe has resigned his position as Executive Vice President of Human Development and Leadership of the Company and each of its subsidiaries and related companies effective July 17, 2008. See Item 5.02(e) below for a description of Philip A. Garcia’s arrangement with the Company.

(e) Separation Agreement with former Executive Vice President – Human Development and Leadership

On June 25, 2008, the Company entered into a Separation Agreement with Mr. Krahe (the "Separation Agreement") which provides for the resolution of all matters related to Mr. Krahe’s employment, including all obligations of the Company to Mr. Krahe under the Krahe Employment Agreement (referred to in Item 1.02(a) of this Report), the Company’s 1997 Long Term Incentive Plan (the "Pre-2004 LTIP"), the Company’s 2004 Long Term Incentive Plan (the "2004 LTIP"), the Company’s Supplemental Executive Retirement Plan (the "SERP") and the Company’s Deferred Compensation Plan.

The Separation Agreement provides for the payment of separation pay to Mr. Krahe of $1,296,000 in a lump sum payment, which will be paid to him (less required tax withholding) on July 31, 2008, and an additional $97,500 (less required tax withholding) in a lump sum on February 16, 2009.

Under the Separation Agreement, the Company will pay Mr. Krahe on February 2, 2009, the full amount of his SERP benefits, plus a tax gross-up on a portion of that amount, in full satisfaction of all of his benefits under the SERP.

The Separation Agreement also provides for lump sum cash payments to Mr. Krahe on February 16, 2009, of the balance in his Deferred Compensation Plan accounts.

The Separation Agreement further provides that, upon his termination from employment, Mr. Krahe will vest in previously unvested restricted stock units under the Pre-2004 LTIP, with respect to which the Company will issue 625 shares of the Company’s Class A Common Stock (less required tax withholding) to Mr. Krahe in January 2009. With respect to performance based awards under the 2004 LTIP, the Separation Agreement provides that the performance period with respect to awards made to Mr. Krahe for the 2006-2008, 2007-2009, and 2008-2010 performance periods will be treated as ending on December 31, 2008, and the Company will issue to Mr. Krahe shares of the Company’s Class A common stock representing 100%, 66 2/3%, and 33 1/3% of the earned award for each of those performance periods (less required tax withholding), respectively.

Mr. Krahe is also entitled to receive, for a period of three years, health and life insurance and other benefits upon substantially the same terms and conditions as exist immediately prior to the date he terminates his employment. The Company will also reimburse him for the annual premiums he pays on a life insurance policy (on a tax gross-up basis) for calendar years 2009, 2010, and 2011.

The Separation Agreement provides for a general release by Mr. Krahe of any claims he might have against the Company and its officers, directors and related persons; customary confidentiality provisions; a six-month non-compete agreement; as well as an agreement by Mr. Krahe to cooperate with the Company if his assistance is needed in connection with matters that arose while he was employed by the Company.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Report.

(e) Retention Agreement with Executive Vice President and Chief Financial Officer

On June 25, 2008, the Company entered into an Executive Retention Agreement with Mr. Garcia (the "Retention Agreement") which provides for the retention of Mr. Garcia’s services to the Company as Executive Vice President and Chief Financial Officer for a period which is generally defined as the earliest of (i) his death or disability, (ii) 30 days after the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for the fiscal year 2008, (iii) the date of termination of his employment by the Company for other than "Cause" or by him for "Good Reason", or (iv) April 30, 2009 (the "Retention Period"). The Company retains the right to terminate Mr. Garcia at any time with or without Cause. Mr. Garcia and the Company agree that Mr. Garcia’s status as an officer and employee of the Company and an officer and director of each of the Company’s subsidiaries and related companies will terminate, and he will separate from service with the Company, effective as of the last day of the Retention Period. The Company deems it desirable to secure the continued services of Mr. Garcia during the Company’s search for and transition to a new Chief Executive Officer. During the Retention Period Mr. Garcia shall receive such salary, bonuses, incentive payments, employee benefits, fringe benefits, and perquisites as the Board of Directors of the Company shall approve in its sole and absolute discretion; provided, however, that such salary, bonuses, incentive payments, employee benefits, fringe benefits, and perquisites shall not be less than those Mr. Garcia was entitled to under the Garcia Employment Agreement.

The Retention Agreement provides for the resolution of all matters related to Mr. Garcia’s continued employment during the Retention Period, as well as obligations of the Company to Mr. Garcia under the Garcia Employment Agreement, the Pre-2004 LTIP, the 2004 LTIP, the SERP and the Company’s Deferred Compensation Plan.

The Retention Agreement provides for the payment of separation pay to Mr. Garcia of $1,750,000 in a lump sum payment, which will be paid to him (less required tax withholding) on the first day of the seventh month after termination of Mr. Garcia’s employment with the Company. He will also receive an additional $100,000 in a lump sum payment (less required tax withholding) within five days after the end of the Retention Period.

Under the Retention Agreement, the Company will pay Mr. Garcia the amount of his SERP benefits, plus a tax gross-up on a portion of that amount, in full satisfaction of his benefits under the SERP.

The Retention Agreement also provides for lump sum cash payments to Mr. Garcia of the balance of his Deferred Compensation Plan accounts at various times after termination of Mr. Garcia’s employment with the Company.

The Retention Agreement further provides that, assuming his compliance with the Retention Agreement, Mr. Garcia will vest in previously unvested restricted stock units under the Pre-2004 LTIP, with respect to which the Company will issue 1,185 shares of the Company’s Class A Common Stock (less required tax withholding) to Mr. Garcia in January 2009.

With respect to performance based awards under the 2004 LTIP, the Retention Agreement provides that the performance period with respect to awards made to Mr. Garcia will be as follows:

If Mr. Garcia remains employed through the Retention Period and the Retention Period ends before January 1, 2009, the 2006-2008, 2007-2009 and 2008-2010 performance periods will be treated as ending on December 31, 2008, and the Company will issue to Mr. Garcia shares of the Company’s Class A Common Stock representing 100%, 66 2/3%, and 33 1/3% of the earned award for each of those performance periods (less required tax withholdings), respectively. The Company shall issue such shares in 2009 at the time awards for the 2006-2008 performance period are paid to other 2004 LTIP participants.

If Mr. Garcia remains employed through the Retention Period and the Retention Period ends on or after January 1, 2009, the 2007-2009, 2008-2010 and 2009-2011 performance periods will be treated as ending on December 31, 2009, and the Company will issue to Mr. Garcia shares of the Company’s Class A Common Stock representing 100%, 66 2/3%, and 33 1/3% of the earned award for each of those performance periods (less required tax withholdings), respectively. The Company shall issue such shares in 2010 at the time awards for the 2007-2009 performance period are paid to other 2004 LTIP participants.

Mr. Garcia is also entitled to receive, for a period of three years, health and life insurance and other benefits upon substantially the same terms and conditions as exist immediately prior to the date he terminates his employment. The Company will also reimburse him for the annual premiums he pays on a life insurance policy (on a tax gross-up basis) for calendar years 2009, 2010, and 2011.

The Retention Agreement provides for a general release by Mr. Garcia of any claims he might have against the Company and its officers, directors and related persons; customary confidentiality provisions; a 120 day non-compete agreement beginning on the date of termination of employment with the Company; as well as an agreement by Mr. Garcia to cooperate with the Company if his assistance is needed in connection with matters that arose while he was employed by the Company.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Retention Agreement, a copy of which is filed as Exhibit 10.2 to this Report.

Financial Impact on the Company:

The payments to be made to Mr. Krahe under his Separation Agreement and to Mr. Garcia under his Retention Agreement are based on the terms of their existing Employment Agreements with the Company. The Company’s share of the payments required under both agreements that have not been previously recorded will be approximately $2.4 million or approximately $0.03 per share of Class A Common Stock. Of that amount, the Company estimates that approximately $1.0 million ($0.01 per share) will be recorded in the second quarter of this year, with the balance being recorded over the Retention Period of Mr. Garcia’s employment. The Company does not anticipate recording any additional significant expense in future periods that is related to these agreements.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Separation Agreement between Erie Indemnity Company and Michael J. Krahe dated June 25, 2008
Exhibit 10.2 Executive Retention Agreement between Erie Indemnity Company and Philip A. Garcia dated June 25, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

June 26, 2008	By:	John J. Brinling, Jr.

Name: John J. Brinling, Jr.
Title: President & Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement between Erie Indemnity Company and Michael J. Krahe dated June 25, 2008
10.2	Executive Retention Agreement between Erie Indemnity Company and Philip A. Garcia dated June 25, 2008